Exhibit 10.1
SUPPORT AGREEMENT
This SUPPORT AGREEMENT, dated as of February 19, 2022 (this “Agreement”), is made by and among SoFi Technologies, Inc., a Delaware corporation (“Parent”) and, on a several but not joint basis, each of the Persons set forth on Schedule 1 hereto under the caption “Holder” (each, a “Shareholder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).
W I T N E S S E T H
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Technysis S.A., a Luxembourg société anonyme (the “Company”), Atom New Delaware, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“Atom New Delaware”), Atom Merger Sub Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) and Fortis Advisors LLC, a Delaware limited liability company, in its capacity as the Representative (the “Representative”), are entering into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, (a) the Company and Atom New Delaware will effectuate the Pre-Closing Restructuring Steps, including the Contribution, to implement the Closing Structure, and (b) following the completion of the Pre-Closing Restructuring Steps, at the Closing, Merger Sub will merge with and into Atom New Delaware (the “Merger”), with Atom New Delaware surviving the Merger as a wholly owned Subsidiary of Parent, in each case, upon the terms and subject to the conditions set forth therein;
WHEREAS, as of the date hereof, each Shareholder is the record or Beneficial Owner of, and has the right to vote and act by written consent with respect to and dispose of, (i) certain ordinary shares, nominal value $1.00 per share, of the Company (the “Company Common Stock”) and/or (ii) certain (A) Series A Preferred Shares, nominal value $1.00 per share of the Company (“Company Series A Preferred Stock”) (B) Series B Preferred Shares, nominal value $1.00 per share of the Company (“Company Series B Preferred Stock”), and/or (C) Series C Preferred Shares, nominal value $1.00 per share of the Company (“Company Series C Preferred Stock,” and together with the Company Series A Preferred Stock and Company Series B Preferred Stock, the “Company Preferred Stock”) (such shares referred to in clauses (i) and (ii), together with (x) all other shares of Company Capital Stock with respect to which such Shareholder or any of its Affiliates acquires record or Beneficial Ownership after the date hereof, (y) all other securities issued to such Shareholder or such Affiliates in respect of such Company Capital Stock or into which shares of such Company Capital Stock may be converted or exchanged in connection with stock dividends or distributions, combinations or any similar recapitalizations or other transactions on or after the date hereof, and (z) all other securities issued by the Company that are entitled to vote on or consent to any matter submitted to holders of voting or equity interests in the Company, including with respect to the approval of any of the Pre-Closing Restructuring Steps or the adoption of the Merger Agreement, held or acquired by such Shareholder or such Affiliates, being collectively referred to herein as the “Shares”);
WHEREAS, prior to the Closing and pursuant to the Contribution, (i) each share of Company Common Stock will be contributed to Atom New Delaware in exchange for 100 shares of common stock, par value $0.01 per share, of Atom New Delaware (the “New Common Stock”) and (ii) (A) each share of Company Series A Preferred Stock will be contributed to Atom New Delaware in exchange for 100 Series A Preferred Shares, par value $0.01 per share, of Atom New Delaware (the “New Series A Preferred Stock”), (B) each share of Company Series B Preferred Stock will be contributed to Atom New Delaware in exchange for 100 Series B Preferred Shares, par value $0.01 per share, of Atom New Delaware (the “New Series B Preferred Stock”), and (C) each share of Company Series C Preferred Stock will be contributed to Atom New Delaware in exchange for 100 Series C Preferred Shares, par value $0.01 per share, of Atom New Delaware (the “New Series C Preferred Stock,” and together with the New

Series A Preferred Stock and New Series B Preferred Stock, the “New Preferred Stock”) (the shares of New Common Stock or New Preferred Stock of which each Shareholder will be the record or Beneficial Owner and will have the right to vote and act by written consent with respect to and dispose of as of immediately following the Contribution as described in clauses (i) and (ii), together with (x) all other shares of New Capital Stock with respect to which such Shareholder or any of its Affiliates acquires record or Beneficial Ownership after the date hereof, (y) all other securities issued to such Shareholder or such Affiliates in respect of such New Capital Stock or into which shares of such New Capital Stock may be converted or exchanged in connection with stock dividends or distributions, combinations or any similar recapitalizations or other transactions on or after the date hereof, and (z) all other securities issued by Atom New Delaware that are entitled to vote on or consent to any matter submitted to holders of voting or equity interests in Atom New Delaware, including with respect to the adoption of the Merger Agreement, held or acquired by such Shareholder or such Affiliates, being collectively referred to herein as the “New Shares”);
WHEREAS, obtaining the Atom New Delaware Stockholder Approval is a condition to the consummation of the transactions contemplated by the Merger Agreement, including the Merger; and
WHEREAS, as an inducement to Parent and Merger Sub to enter into the Merger Agreement and to consummate the transactions contemplated therein, including the Merger, the parties hereto desire to agree to certain matters as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Definitions and Related Matters.
1.1Definitions. This Agreement is the “Support Agreement” as defined in the Merger Agreement. As used in this Agreement, the following terms shall have the meanings indicated below:
“Agreement” shall have the meaning set forth in the Preamble.
“Atom New Delaware” shall have the meaning set forth in the Preamble.
“Beneficially Own” shall mean, with respect to any securities, (a) having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation) (whether or not any such rule, statute or regulation is applicable to such securities), (b) having the right to become the beneficial owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, or (c) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which beneficial ownership is being determined or a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which beneficial ownership is being determined that increases in value as the value of the securities for which beneficial ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which beneficial ownership is being determined.

“Company” shall have the meaning set forth in the Recitals.
“Company Capital Stock” shall mean the Company Common Stock, together with the Company Preferred Stock.
“Company Common Stock” shall have the meaning set forth in the Recitals.
“Company Preferred Stock” shall have the meaning set forth in the Recitals.
“Company Series A Preferred Stock” shall have the meaning set forth in the Recitals.
“Company Series B Preferred Stock” shall have the meaning set forth in the Recitals.
“Company Series C Preferred Stock” shall have the meaning set forth in the Recitals.
“Contribution Effective Time” shall mean the time at which the Contribution has been completed.
“Control” shall mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Expiration Time” shall mean the earliest to occur of (a) the Effective Time and (b) the valid termination of the Merger Agreement in accordance with its terms.
“Merger” shall have the meaning set forth in the Recitals.
“Merger Agreement” shall have the meaning set forth in the Recitals.
“Merger Sub” shall have the meaning set forth in the Recitals.
“New Capital Stock” shall mean the New Common Stock, together with the New Preferred Stock.
“New Common Stock” shall have the meaning set forth in the Recitals.
“New Preferred Stock” shall have the meaning set forth in the Recitals.
“New Series A Preferred Stock” shall have the meaning set forth in the Recitals.
“New Series B Preferred Stock” shall have the meaning set forth in the Recitals.
“New Series C Preferred Stock” shall have the meaning set forth in the Recitals.
“New Shares” shall have the meaning set forth in the Recitals.
“Parent” shall have the meaning set forth in the Preamble.
“Proxy Holders” shall have the meaning set forth in Section 4.
“Representative” shall have the meaning set forth in the Recitals.

“Shares” shall have the meaning set forth in the Recitals.
“Shareholder” shall have the meaning set forth in the Preamble.
“Transfer” shall mean, with respect to any Share or New Share, any (i) direct or indirect sale, offer to sell, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), grant of an option to purchase, encumbrance or other disposition of such Share or New Share, as applicable, to any Person, including those by way of any spin-off (such as through a dividend), sale, transfer or assignment of a majority of the equity interest in, or sale, transfer or assignment of Control (directly or indirectly) of, any Person holding such Share or New Share, as applicable, or otherwise, or (ii) any hedging or derivative transactions or other swap or arrangement which transfers to another Person, in whole or in part, any of the economic consequences of ownership of any Share or New Share, as applicable.
1.2Other Definitional Provisions. Unless the express context otherwise requires: (a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement, except as otherwise expressly stated; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; and (h) the word “or” shall not be exclusive.
2.Agreement to Consent and Approve. Each Shareholder hereby agrees that, from the date hereof until the Expiration Time, it shall, (i) in its capacity as a holder of New Shares, not more than one (1) Business Day following the Contribution Effective Time, execute and deliver (or cause to be executed and delivered) a written consent approving the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, substantially in the form attached hereto as Exhibit A, with respect to all of its New Shares entitled to vote with respect thereto and ensure that such Shareholder is duly counted for purposes of recording the results of such written consent, (ii) in its capacity as a holder of Shares or New Shares, as applicable, in any other circumstance upon which a vote, consent, waiver or other approval may be required under the Company’s or Atom New Delaware’s, as applicable, Organizational Documents, or the Shareholders Agreement to implement the transactions contemplated by the Merger Agreement, to vote, consent, waive or approve all such Shareholder’s Shares or New Shares, as applicable, as of such time in favor thereof, and, (iii) in its capacity as a holder of Shares or New Shares, as applicable, vote or cause to be voted (including by written consent) all of its Shares or New Shares, as applicable, against (x) any Acquisition Proposal and (y) any other action, agreement or transaction involving the Company or Atom New Delaware or any of their respective Affiliates that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and it shall not enter into any tender, voting or other agreement or arrangement with any Person, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares or the New Shares in any manner that is inconsistent with this Agreement or otherwise take any other action with respect to the Shares or the New Shares, as applicable, that would in any way restrict, limit or interfere with the performance by such Shareholder of its obligations hereunder or the transactions contemplated hereby, including the approval of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Any attempt by a Shareholder to vote, or express consent or dissent with respect to (or otherwise to utilize the voting power of), its Shares or New Shares in contravention of this Section 2 shall be null and void ab initio.
3.Agreement Not to Transfer or Encumber. Each Shareholder hereby agrees that, from the date hereof until the Expiration Time, it shall not  Transfer any Shares or New Shares, other than (1) the contribution of Shares to Atom New Delaware to effect the Contribution in accordance with the terms of the Merger Agreement or (2) to an Affiliate (provided that (x) no such Transfer shall in any way delay the adoption of the Merger Agreement as contemplated hereby and (y) prior to, and as a condition to, such Transfer, such Affiliate shall agree in a signed written agreement reasonably acceptable to Parent to be bound by and comply with all the provisions of this Agreement),  deposit any Shares or New Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or New Shares or grant a proxy or power of attorney with respect thereto (other than pursuant to this Agreement) or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b). Any Transfer or attempted Transfer of any Shares or New Shares, or any action contemplated by clause (b) of the preceding sentence, in each case in violation of this Section 3, shall be null and void ab initio.
4.Proxy. Without limiting the obligations of each Shareholder under this Agreement, each Shareholder, in its capacity as a holder of New Shares, hereby irrevocably appoints as its proxy and attorney-in-fact the officers of Parent, and any individual who shall hereafter succeed to any such officer of Parent, and any other Person designated in writing by Parent (collectively, the “Proxy Holders”), each of them individually, with full power of substitution, to vote (including by written consent) the New Shares in accordance with this Agreement, in each case solely in the event such Shareholder fails to execute and deliver a written consent approving the adoption of the Merger Agreement, substantially in the form attached hereto as Exhibit A, with respect to all of its New Shares entitled to vote with respect thereto, in accordance with Section 2. Parent agrees not to, and shall cause the other Proxy Holders not to, exercise the proxy granted herein for any purpose other than with respect to the matters set forth in this Section 4. This proxy is coupled with an interest and shall be irrevocable, and each Shareholder (a) shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy and (b) hereby revokes any proxy previously granted by such Shareholder with respect to the New Shares. Notwithstanding anything to the contrary in this Agreement, the proxy granted by this Section 4 shall terminate and be of no further force and effect upon the Expiration Time.
5.Agreement to Waive Appraisal and Dissenters’ Rights. Each Shareholder, in its capacity as a holder of New Shares, hereby irrevocably and unconditionally waives, and agrees not to exercise, all appraisal rights under Section 262 of the Delaware General Corporation Law (and any other appraisal, dissenters’ or similar rights) related to the transactions contemplated by the Merger Agreement with respect to the New Shares (in each case Beneficially Owned or of record, directly or indirectly) by such Shareholder or its Affiliates, to the fullest extent permitted by Law.
6.Agreement to Terminate Shareholders Agreement. Each Shareholder hereby agrees and consents to the termination of the Shareholders Agreement (other than Section 12.1(i) thereof, which shall survive such termination and remain in effect from and after such termination as if the term of such agreement were continuing) and to each other Affiliate Agreement to which such Shareholder is a party (for clarity, excluding any indemnification agreement set forth in Section 5.8(b) of the Company Disclosure Schedules), in each case effective as of the Effective Time and without any further liability or obligation to the Company, Atom New Delaware, Parent or Merger Sub.
7.Further Assurances. Each Shareholder shall take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws) to effect the actions required to consummate the transactions contemplated by this Agreement and the Merger Agreement (including the Pre-Closing Restructuring Steps and the Merger), in each case, on the terms and subject to the conditions set forth herein and therein, as applicable. Without limiting the foregoing, no Shareholder shall take any action to challenge, obstruct or interfere with the Pre-Closing Restructuring Steps, including the Contribution, to implement the Closing Structure.
8.Representations and Warranties of Parent. Parent hereby represents and warrants to each Shareholder as follows:
8.1    Parent is duly organized, existing and in good standing (to the extent such concept is applicable) under the Laws of its jurisdiction of organization.
8.2    Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder have been duly authorized by all necessary action of Parent. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by such Shareholder, constitutes the legal, valid and binding obligation of Parent enforceable against it in accordance with its terms, except as limited by the Bankruptcy and Equity Exceptions.
8.3    The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, the Organizational Documents of Parent, (b) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of Parent (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, Contract, note, mortgage, indenture, arrangement or other obligation binding upon Parent, or (c) a conflict with, breach or violation of any Law applicable to Parent or by which its properties are bound or affected, except, in the case of clause (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to impair the ability of Parent to perform its obligations under this Agreement on a timely basis.
8.4    As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened against Parent or any of its Affiliates that, individually or in the aggregate, would reasonably be expected to impair the ability of Parent to perform its obligations under this Agreement on a timely basis.
9.Representations and Warranties of each Shareholder. Each Shareholder hereby, severally and not jointly, represents and warrants to Parent as follows:
9.1    Such Shareholder, if not an individual, is duly organized, existing and in good standing (to the extent such concept is applicable) under the Laws of its jurisdiction of organization.
9.2    Such Shareholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Shareholder and the performance of its obligations hereunder have been duly authorized by all necessary action of such Shareholder. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes the legal, valid and binding obligation of such Shareholder enforceable against it in accordance with its terms, except as limited by the Bankruptcy and Equity Exceptions.
9.3    The execution and delivery of this Agreement by such Shareholder and the performance of its obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, the Organizational Documents of such Shareholder (to the extent such concept is applicable), (b) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of such Shareholder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, Contract, note, mortgage, indenture, arrangement or other obligation binding upon such Shareholder, or (c) a conflict with, breach or violation of any Law applicable to such Shareholder or by which its properties are bound or affected, except, in the case of clause (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to impair the ability of such Shareholder to perform its obligations under this Agreement on a timely basis.
9.4    As of the date hereof, (a) such Shareholder (i) Beneficially Owns all of the Shares set forth opposite such Shareholder’s name in the table set forth on Schedule 1 attached hereto free and clear of any and all Liens, other than those created by this Agreement and applicable securities laws, and (ii) has sole voting power over and right to consent with respect to all such Shares, and (b) neither such Shareholder nor any of its Affiliates Beneficially Owns any shares of capital stock or other voting or equity securities or interests of the Company, or any rights to purchase or acquire any such shares or other securities or interests, except for such Shares set forth opposite such Shareholder’s or any of its Affiliates’ names in the table set forth on Schedule 1 attached hereto and Company Units granted under the Company LTIP described in Section 3.6 of the Merger Agreement.
9.5    Except as contemplated by this Agreement and the Shareholders Agreement, such Shareholder has not entered into any tender, voting or other agreement or arrangement with respect to any Shares or New Shares or entered into any other contract relating to the voting of any Shares or New Shares. Any and all proxies in respect of the Shares or New Shares are revocable, and with respect to the subject matter of this Agreement, such proxies either have been revoked prior to the date hereof or are hereby revoked.
9.6    As of the date hereof, there is no Action pending or, to the knowledge of such Shareholder, threatened against such Shareholder or any of its Affiliates that, individually or in the aggregate, would reasonably be expected to impair the ability of such Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.
10.Additional Covenants of each Shareholder. Each Shareholder hereby further covenants and agrees as follows:
10.1    Such Shareholder agrees, from the date hereof until the Expiration Time, to promptly notify Parent of any new shares of Company Capital Stock or New Capital Stock, any other voting or equity securities or interests of the Company or Atom New Delaware, or any rights to purchase or acquire any such shares or other securities or interests, if any, acquired by such Shareholder or any of its Affiliates after the date hereof, including the number and other terms in respect thereof (other than the one-for-one hundred exchange of Shares for New Shares pursuant to the Contribution in accordance with the Pre-Closing Restructuring Steps).
10.2    Such Shareholder hereby (a) authorizes Parent, Atom New Delaware and the Company to publish and disclose in any announcement or disclosure in connection with the transactions contemplated by the Merger Agreement, including any applicable filings under the Exchange Act or the Securities Act, such Shareholder’s identity and ownership of the Shares and the nature of its obligations under this Agreement (solely to the extent required by the Exchange Act or Securities Act, the rules and regulations promulgated under the Exchange Act or Securities Act, any other applicable Law or regulation (including any bank or bank holding company regulatory requirements) or the applicable rules of any national securities exchange), and (b) agrees that it shall promptly (i) furnish to Parent and the Company any information that

Parent or the Company may reasonably request for the preparation of any such announcement or disclosure and (ii) notify Parent and the Company of any required corrections with respect to any written information supplied by it specifically for use in any such announcement or disclosure, if and to the extent that any such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
11.Termination. Other than Section 5, Section 6, Section 10.2, this Section 11 and Section 15, which shall survive any termination of this Agreement, this Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time. Notwithstanding the foregoing, nothing herein shall relieve any party hereto from liability for any willful breach of this Agreement that occurred prior to such termination. For purposes of this Agreement, “willful breach” shall mean an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement.
12.Duties. Each Shareholder is entering into this Agreement solely in its capacity as a Beneficial Owner or record owner of Shares, or following the Contribution Effective Time, a Beneficial Owner or record owner of New Shares, and nothing in this Agreement shall apply to any Person serving in his or her capacity as a director or officer of the Company or Atom New Delaware, as applicable (including as a designee or representative of any Shareholder).
13.No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership with respect to the Shares or the New Shares prior to the Effective Time. Parent shall not have the authority to direct any Shareholder in the voting or disposition of any Shares or New Shares prior to the Effective Time, except as otherwise expressly provided herein.
14.No Obligation to Exercise. No provision of this Agreement shall require any Shareholder to exercise any option, warrant, convertible security or other security or contract right convertible into shares of Company Capital Stock or New Capital Stock; provided, for the avoidance of doubt, that upon any such exercise, the shares of Company Capital Stock or New Capital Stock acquired by any Shareholder pursuant thereto shall be Shares or New Shares, respectively, for all purposes hereunder.
15.Miscellaneous.
15.1    Injunctive Relief. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 14.6, without proof of actual damages (and each Shareholder hereby waives any requirement for the securing or posting of any bond in connection with any such remedy), this being in addition to any other remedy to which Parent is entitled at law or in equity. Each Shareholder further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, or to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
15.2    Assignment. Except as provided in and in accordance with Section 3(a), no party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Parent, in the case of each Shareholder, or all Shareholders, in the case of Parent, except that Parent may, without the consent of any Shareholder, assign any of its rights and delegate any of its obligations under this Agreement to a wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns, including without limitation any corporate successor by merger or otherwise. Any purported direct or indirect assignment in violation of this Section 14.2 shall be null and void ab initio.
15.3    Amendments. No amendment or modification of this Agreement shall be valid or binding unless set forth in writing and duly executed by all the parties to this Agreement.
15.4    Waivers. No waiver shall be valid or binding unless set forth in writing and duly executed by the party against whom such waiver is to be enforced. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of any party granting any waiver in any other respect or at any other time. The waiver by any party of a breach of, or a default under, any of the provisions hereof, or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Except as expressly provided in this Agreement, the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.
15.5    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or delivered by electronic mail (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(i)if to a Shareholder, to the address set forth opposite such
Shareholder’s name on Schedule 1 attached hereto.
with a copy (which shall not constitute notice) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
1250 Broadway
New York, New York 10001
Attention:    Adan C. Muller, Esq.
        Andrew Luh, Esq.
Email:     amuller@gunder.com
        aluh@gunder.com
(ii)if to Parent, to:

SoFi Technologies, Inc.
234 1st Street
San Francisco, CA 94105
Attention: Christopher Lapointe, Chief Financial Officer
Email: clapointe@sofi.org and corpdev@sofi.org

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:     Raaj Narayan, Esq.
Email:     RSNarayan@wlrk.com

15.6    Governing Law; Jurisdiction; Forum; Waiver of Trial by Jury. This Agreement shall be governed in all respects (including as to validity, interpretation and effect) by the internal laws of the State of Delaware, without giving effect to any conflict of laws rules or principles that would require or permit the application of another jurisdiction’s laws. The parties irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or proceeding, of the United States District Court for the District of Delaware over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent that they may effectively do so under applicable Law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, in the manner provided for notices in Section 14.5. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN ANY OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
15.7    Interpretation. The headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
15.8    Entire Agreement; No Other Representations. This Agreement, the Lock-Up Agreement and the written consent for Company Shareholder Approval constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.
15.9    No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.
15.10    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
15.11    Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.
15.12    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.
15.13    Several Liability. Notwithstanding any other provision of this Agreement, in no event will any Shareholder be liable for any other Shareholder’s breach of such other Shareholder’s representations, warranties, covenants, or agreements contained in this Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.
SOFI TECHNOLOGIES, INC.

By: /s/ William Tanona
Name: William Tanona
Title: SVP of Corporate Development
     & Investor Relations

[Signature Page to Support Agreement]

K2 GLOBAL VENTURES PTE. LTD

By:  /s/ Miguel Santos
Name: Miguel Santos
Title: POA

[Signature Page to Support Agreement]

FIRST BRIDGE INVESTMENTS PTE. LTD

By:  /s/ Adrian Iglesias
Name: Adrian Iglesias
Title: POA

[Signature Page to Support Agreement]

BLUE GOLD INTERNATIONAL PTE. LTD

By:  /s/ German Pugliese Bassi
Name: German Pugliese Bassi
Title: Member

[Signature Page to Support Agreement]

FOUR KOALAS, LLP

By:  /s/ Claudia Fernandez
Name: Claudia Fernandez
Title: Partner

[Signature Page to Support Agreement]

ALTA VENTURES MEXICO FUND I, L.P.

By:  /s/ Paul Ahlstrom
Name: Paul Ahlstrom
Title: President

[Signature Page to Support Agreement]

RIVERWOOD CAPITAL PARTNERS III L.P.
By: Riverwood Capital III L.P., its general partner
By: Riverwood Capital GP III Ltd., its general partner
By:  /s/ Thomas J. Smach
Name: Thomas J. Smach
Title: Member

[Signature Page to Support Agreement]

RIVERWOOD CAPITAL PARTNERS III (PARALLEL B) L.P.
By: Riverwood Capital III L.P., its general partner
By: Riverwood Capital GP III Ltd., its general partner

By:   /s/ Thomas J. Smach
Name:    Thomas J. Smach
Title: Member

[Signature Page to Support Agreement]

RIVERWOOD CAPITAL LATAM L.P.
By: Riverwood Capital Latam L.P., its general partner
By: Riverwood Capital Latam GP Ltd., its general partner

By:   /s/ Thomas J. Smach
Name:    Thomas J. Smach
Title: Member

[Signature Page to Support Agreement]

RIVERWOOD CAPITAL PARTNERS III (PARALLEL A) L.P.
By: Riverwood Capital III L.P., its general partner
By: Riverwood Capital GP III Ltd., its general partner

By:   /s/ Thomas J. Smach
Name:    Thomas J. Smach
Title: Member

[Signature Page to Support Agreement]